UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 11, 2011

Apria Healthcare Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-168159	33-0488566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26220 Enterprise Court Lake Forest, California	92630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 639-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On July 11, 2011, Apria Healthcare Group Inc. (the “Company”) announced the realignment of management responsibility for certain functions, including those related to revenue management and information technology.

    In connection with these changes, James G. Gallas, who has served as the Company’s Executive Vice President and Chief Administrative Officer, will cease to oversee revenue management, information technology and certain related functions. Management of those functions will be assumed by other members of the Company’s senior management team, and Mr. Gallas will assume a special projects role during a transitional period, which is presently expected to conclude on or prior to March 31, 2012. At the conclusion of this transitional period, Mr. Gallas’ employment is expected to terminate in accordance with the terms of his Amended and Restated Executive Severance Agreement dated as of March 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APRIA HEALTHCARE GROUP INC.

Date: July 15, 2011	By:	/s/ ROBERT S. HOLCOMBE
	Name:	Robert S. Holcombe
	Title:	Executive Vice President, General Counsel and Secretary

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